Exhibit 23.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of GigCapital2, Inc. on Form S-8 of our report dated March 19, 2021, with respect to our audit of the consolidated financial statements of Cloudbreak Health, LLC and Subsidiaries for the year ended December 31, 2020. Our report contains an explanatory paragraph referring to the Company’s ability to continue as a going concern.

/s/ Macias Gini & O’Connell LLP

Macias Gini & O’Connell LLP

Irvine, CA

August 11, 2021